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                                                                   EXHIBIT 10.53


                          LICENSE AND SUPPLY AGREEMENT

     THIS LICENSE AND SUPPLY AGREEMENT (the "Agreement") is made effective as of the 31st day of March, 2002 (the "Effective Date") by and between SCIOS, INC., a Delaware corporation having its principal place of business at 820 West Maude Avenue, Sunnyvale, CA, USA 94085 ("Scios"), and GLAXO GROUP LTD., a corporation organized under the laws of England having its principal place of business at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6 ONN, United Kingdom ("GSK"). Scios and GSK are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     A. GSK and Scios are parties to the Summary of Terms, which contemplates that the Parties will enter into a more definitive agreement which shall replace the Summary of Terms.

     B. GSK and Scios wish to enter into this Agreement, which when effective shall constitute the "Definitive Agreement" contemplated in the Summary of Terms.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     When used in this Summary of Terms, the following terms shall have the meanings indicated below.

     1.1 "Acceptable Label" means a label for the Original Product satisfying the criteria set forth on Schedule 1.1.

     1.2 "Active Pharmaceutical Ingredient" or "API" means Natrecor(R) in active bulk form meeting the API Specifications.

     1.3 "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which (directly or indirectly) is controlled by, controls or is under common control with a Party. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Party, shall mean the possession (directly or indirectly) of at least 50 percent of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

     1.4 "API Specifications" shall mean the specifications for Active Pharmaceutical Ingredient attached hereto as Schedule 1.4.

     1.5 "Combination Product" means [*****].


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     1.6 "Commercialization" means all activities undertaken relating to the marketing, promotion, distribution, use, storage, sale and offer for sale of a Product including, without limitation, advertising and any Phase IV clinical trials.

     1.7 "Controlled" means possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with a Third Party.

     1.8 "Cost of Goods" means: [*****]

     1.9 "Development" means:

         (a) all activities relating to obtaining and/or maintaining Regulatory Approval of the Original Product in the Territory with an Acceptable Label including, without limitation, clinical trials and the preparation, submission, review and development of data or other information related thereto ("Type 1 Development");

         (b) Phase IV clinical trials supporting pre-launch and commercialization of the Product but not contributing to obtaining and/or maintaining Marketing Authorization Applications of the Original Product and any New Product in the Territory, and excluding the Health Outcomes Study ("Type 2 Development");

         (c) all activities relating to obtaining and/or maintaining Marketing Authorization of a New Product in the Territory, including Phase III clinical trials and the preparation, submission, review and development of data or other information related thereto but excluding pre-clinical, Phase I and Phase II clinical development ("Type 3 Development"); and

         (d) design and conduct of the Health Outcomes Study.

The term "Development" shall not include process development or final finish or fill of Product.

     1.10 "Development Expenses" means the expenses incurred by GSK for Development pursuant to a Development Plan.

     1.11 "Development Plan" means a comprehensive plan for Development of Products under the direction of GSK, adopted as provided in Article 2, below.

     1.12 "Field" means the development, use, distribution, importation, storage, marketing, sale and offer for sale of Product for any human pharmaceutical use other than as a diagnostic reagent.

     1.13 "Final Product Specifications" means the specifications for Product in final form for commercialization and distribution, labeled in accordance with local regulatory requirements and custom. The Final Product Specifications are attached hereto as Schedule 1.13.

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     1.14 "GSK Knowhow" means all Information relating to the Product developed by GSK as a result of its activities under this Agreement.

     1.15 "GSK Patents" means patent applications, and patents issuing from such patent applications, which GSK has applied for or owns as a result of its activities under this Agreement, as well as divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions, utility models, additions and supplementary protection certificates to any such patents and patent applications which are necessary for development, use, importation, manufacture, formulation, packaging, sale or offer for sale of Product outside of the Territory.

     1.16 "Health Outcomes Study" means one or more pharmaco-economic studies with respect to the Original Product, designed and conducted by GSK pursuant to
Section 2.3, below.

     1.17 "Information" means, whether or not patentable: (i) techniques and data including inventions, practices, methods, know-how, data (including pharmacological, toxicological and clinical test data, regulatory submissions and data and analytical and quality control data), marketing, distribution, and sales data or descriptions, (ii) compounds, compositions of matter, assays and biological materials, and (iii) dossiers of information necessary for Regulatory Approvals.

     1.18 "Launch" means the first commercial sale of a Product in a country in the Territory by GSK or any of its Affiliates or sub-licensees following receipt of Regulatory Approval in such country.

     1.19 "Major Market" shall mean each of [*****].

     1.20 "Market Acceptance Criteria" shall mean those objective criteria regarding market acceptance of Product in each Major Market set forth on
Schedule 1.20.

     1.21 "Marketing Authorization Application" means an application for Regulatory Approval required before commercial sale or use of the Product in the Field in a regulatory jurisdiction.

     1.22 "Marketing Plan" means a plan setting forth the basis for Commercialization of the Product in the Major Markets, as devised by GSK and approved by the Steering Committee.

     1.23 "Natrecor(R)" means nesiritide or B-type natriuretic peptide (BNP) the amino acid sequence of which is listed in Schedule 1.23, and any derivatives, variants, analogs, homologs, fragments, N-terminally or C-terminally extended forms, conjugates, salts, esters and amides thereof.

     1.24 "New Product" means: (i) a line extension, alternative delivery system, additional formulation or other modification of the Original Product,
(ii) any modifications to the manufacturing process used for the Original Product or any New Product which are material, and (iii) any preparation or product containing Natrecor(R) for treatment of an indication other than label indications for the Original Product approved as of the Effective Date.

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     1.25 "Net Sales" means, with respect to the Original Product or a New
Product that is not a Combination Product, the amount invoiced by GSK or an Affiliate or sublicensee of GSK for sales of a Product in the Territory, less deductions for the following items:

     (i) reasonable transportation and insurance charges borne by the selling party,

     (ii) sales and excise taxes or customs duties paid by the selling party and any other governmental charges imposed upon the sale of the Product,

     (iii) rebates or allowances actually granted or allowed, including government and managed care rebates,

     (iv) quantity discounts, cash discounts or chargebacks actually granted, allowed or incurred in the ordinary course of business in connection with the sale of the Product, and

     (v) allowances or credits to customers, not in excess of the selling price of the Product, on account of governmental requirements, rejection, outdating, recalls or return of the Product.

[*****]

     1.26 "Original Product" means the formulation of Natrecor(R) (nesiritide) intravenous B-type natriuretic peptide (BNP) commercially sold by Scios in the U.S.A. as of the Effective Date for the treatment of acute decompensated heart failure. Attached hereto as Schedule 1.26 is the package insert for the Original Product as of the Effective Date.

     1.27 "Patent Expenses" means [*****]

     1.28 "Product" means the Original Product, any New Product and any Combination Product.

     1.29 "Quality Assurance Agreement" means a technical and quality assurance agreement establishing each Party's responsibilities with respect to release and shipment of API

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to GSK hereunder. The Quality Assurance Agreement shall be negotiated in good faith by the Parties promptly after the Effective Date and shall be subject to their mutual agreement independent of the Steering Committee.

     1.30 "Regulatory Approval" means all approvals (including pricing and reimbursement approvals) and licenses, registrations or authorizations of a Regulatory Authority, necessary for the use, import, storage, export, transport, filling, labeling, packaging (to the extent that filling, labeling or packaging are carried out by GSK or its Affiliates) or sale of a Product in a regulatory jurisdiction in the Territory. "Regulatory Approval" shall not, however, include any regulatory approvals related to the manufacture of API and supply of API by Scios to GSK as contemplated herein.

     1.31 "Regulatory Authority" means a governmental entity with the authority to grant Regulatory Approvals.

     1.32 "Scios Know-How" means all Information now or hereafter within the Control of Scios necessary or useful for the Development or Commercialization of the Product in the Territory, or for the filling, labeling and packaging of the Product anywhere in the world for use or sale in the Territory.

     1.33 "Scios Patents" means: (i) those patents and patent applications shown on Schedule 1.33 attached hereto, (ii) all patents issuing from such patent applications, divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals, extensions, utility models, additions and supplementary protection certificates to any such patents and patent applications, and (iii) all patents and patent applications now or hereafter owned or Controlled by Scios necessary or useful for the development, use, importation, formulation, packaging, sale or offer for sale of Product in the Territory.

     1.34 "Steering Committee" means the entity described in Article 3, below.

     1.35 "Summary of Terms" means an agreement between the Parties titled "Binding Summary of Terms" and dated as of December 20, 2001.

     1.36 "Territory" means those countries of Western Europe, Central Europe and Eastern Europe listed in Schedule 1.36.

     1.37 "Third Party" means an entity other than Scios or GSK or their respective Affiliates.

                                   ARTICLE 2
                               PRODUCT DEVELOPMENT

     2.1 Scope of Development. Upon the Effective Date, GSK will assume responsibility for Development throughout the Territory pursuant to a Development Plan. Scios shall provide GSK with reasonable assistance in the Development of the Original Product and with respect to

                                      -5-

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New Products which Scios, in its sole discretion, may have developed up to and including Phase II clinical trials. [*****]

     2.2 Development Plan.

         2.2.1 Timing. [*****]

         2.2.2 Content of the Development Plan. The Development Plan shall, subject to Section 2.4, below, cover:

               (a) [*****]

               (b) [*****]

     2.3 Health Outcomes Study. Promptly following the Effective Date the Parties shall in good faith design and thereafter implement, under the direction of GSK, one or more mutually acceptable Health Outcomes Studies for use as appropriate in establishing pricing and reimbursement for the Original Product in the Major Markets. GSK shall regularly report to the Steering Committee on the progress of each Health Outcomes Study. Within 30 days after completion of all Health Outcomes Studies and delivery to Scios of a copy of the final report detailing the results thereof, Scios shall pay to GSK the lesser of: (i) [*****] and (ii) [*****]. This amount shall be due regardless of the outcome of the Health Outcomes Studies.

     2.4 Development Effort. GSK shall carry out its responsibilities under the Development Plan using reasonable efforts consistent with the efforts that GSK employs for its own products which have substantially the same market potential in the Territory, and in accordance with all applicable legal and regulatory requirements including, without limitation, then-current Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices; [*****].

     2.5 Ownership of Regulatory Approvals. [*****]

     2.6 Communication with Regulatory Authorities. GSK shall have primary responsibility for dealing with Regulatory Authorities in the Territory, including filing all supplements and other documents with such authorities with respect to obtaining Regulatory Approvals, reporting all adverse drug experiences related to the Product, and handling all Product complaints. GSK shall promptly furnish Scios with copies of all substantive correspondence it has had with each Regulatory Authority (including, without limitation, a copy of the final Marketing Approval Application filed with the EMEA), and with contact reports concerning substantive conversations or meetings with each such authority relating to Development or Commercialization. At each meeting of the Steering Committee, GSK shall provide to the Steering Committee a report describing the regulatory filing status of each Product throughout the Territory.

     2.7 Costs of Development. Subject to Section 2.3, above, [*****]


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     2.8 Development of New Products Outside the Territory. Scios shall have the sole responsibility for development of New Products outside of the Territory. Scios shall regularly disclose to GSK its plans for New Product development and afford GSK a reasonable opportunity to comment thereon. Notwithstanding the foregoing, Scios shall be free, after having considered the suggestions from GSK, to develop New Products outside of the Territory as it sees fit.

                                   ARTICLE 3
                         MANAGEMENT OF THE COLLABORATION

     3.1 Steering Committee. Within 30 days after the Effective Date, Scios and GSK shall create a Steering Committee consisting of four qualified representatives of each Party. A Party may change or replace its representatives on the Steering Committee as it deems appropriate, by notice to the other Party; provided, however, that each Party's designees shall be qualified by experience and training to address the issues anticipated in each meeting of the Steering Committee in which such member participates. Each member of the Steering Committee shall devote all time reasonably necessary to participate actively on the Steering Committee to optimize the development and commercialization of Products as contemplated herein. Each Party will designate one of its members of the Steering Committee as co-chairperson. The co-chairperson appointed by each Party shall be empowered to bind such Party to decisions of the Steering Committee to the extent contemplated herein.

     The Steering Committee may set up such subcommittees to advise it as it deems appropriate. It is currently contemplated that the Steering Committee shall promptly designate a manufacturing subcommittee which shall advise Scios with respect to its supply and manufacturing obligations (including issues related to alternative sources of supply and Cost of Goods). Notwithstanding the foregoing, Scios, after reasonable consideration of GSK's views and the advice of the Steering Committee (including the manufacturing subcommittee), shall have sole discretion as to how it manages and satisfies its obligations hereunder with respect to the manufacture and supply of API.

     3.2 Meetings of the Steering Committee. The Steering Committee shall hold meetings at such times and places as shall be determined by the co-chairpersons. The meetings shall be held no less frequently than once every [*****] in the period from the Effective Date through the third year after the first Launch in a Major Market, and [*****] thereafter. Steering Committee meetings may be held in person or by telephone or video conference. The co-chairpersons shall alternate in keeping written minutes which shall reflect the decisions taken at the meetings. Such minutes shall be circulated to the Steering Committee for review and approval within two weeks after each meeting.

     3.3 Function of the Steering Committee. The Steering Committee, directly or through one or more subcommittees, shall manage the long-range strategy and planning for Development and Commercialization, coordinate the activities of the Parties under this Agreement, and perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

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     3.4 Decision Making. To the extent feasible, the Steering Committee shall make decisions and take actions by consensus after an open discussion of the matters as to which decisions are being made. [*****]

     3.5 Limitations of Powers of the Steering Committee. The Steering Committee shall have only such powers as are expressly delegated to it in this Agreement. The Steering Committee is not a substitute for the rights or the obligations of the Parties and, inter alia, shall not have the authority to amend this Agreement. Except as expressly set forth herein, the Steering Committee shall not be involved with the day-to-day management of this Agreement.

     3.6 Liaison Manager. Each Party will designate one of its members of the Steering Committee to act as the liaison manager to the other Party to facilitate the performance of the rights and satisfaction of the obligations of the Parties hereunder; provided, however, that designation of liaison managers shall not restrict the right of the Parties to communicate among themselves as they see fit.

                                   ARTICLE 4
                                COMMERCIALIZATION

     4.1 General. GSK shall be solely responsible for the Commercialization of the Products throughout the Territory. It is understood and agreed that GSK shall have the right not to Commercialize any Product in any country of the Territory in the event that it would so decide with respect to a product of its own having substantially the same market potential in such country.

     4.2 Marketing Plan. [*****]

     4.3 Commercialization Efforts.

     [*****]

     4.4 Product Spend. [*****]

     4.5 Advertising and Education

         4.5.1 GSK shall disclose to Scios all promotional platforms, campaign themes, advertising and educational programs in the Major Markets containing the Natrecor(R) trademark if such Trademark is available and appropriate for use in the Territory. Scios shall have not less than 30 days after such disclosure to review and comment thereon. Such programs shall be consistent with such reasonable guidelines for the use of the Natrecor(R) trademark as Scios may from time to time promulgate.

         4.5.2 All written or visual promotional and educational materials, advertising, Product labeling, and documentary information regarding the Product in the Territory shall, to

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the extent practical, identify Scios as the supplier and licensor of the
Product.

     4.6 Pricing in the Territory. [*****]

                                    ARTICLE 5
                             MANUFACTURE AND SUPPLY

     5.1 Exclusive Supply and Purchase. [*****]

     5.2 Failure to Supply. [*****]

     5.3 Filling, Labeling and Packaging. [*****]

     5.4 Manufacturing Approvals. Notwithstanding Sections 2.5 and 2.6, above, Scios will use diligent efforts to make necessary filings to obtain, or to cause a Third Party manufacturer of API to obtain, the necessary regulatory approvals for the manufacture of API as contemplated herein. GSK shall be promptly notified of any proposed change in the process for the manufacture of API which impacts the Marketing Authorization Applications and Regulatory Approval in the Territory as well as any proposed change as to the site at which such manufacture is to occur. Thereafter, the Parties shall in good faith consult as to the best way of ensuring sufficient supply of API to GSK; provided, however, that Scios shall in any event ensure a sufficient source of supply of API (as approved by the relevant Regulatory Authorities) to GSK pending regulatory approval, if required, to such proposed process changes or site change, and provided that such supply is consistent with Sections 5.6 and 5.7, below. Except as required of Scios by law, no API incorporating any such proposed change and no API manufactured at any proposed new facility shall be supplied by Scios to GSK hereunder without such changes having first been approved by the appropriate Regulatory Authorities in the Major Markets or other mutual agreement by the Parties, which regulatory approvals the Parties agree to pursue diligently following notice from Scios of such proposed changes.

     5.5 Specifications. Scios warrants that the Active Pharmaceutical Ingredient it supplies hereunder shall meet the API Specifications, and shall have been manufactured in accordance with the Quality Assurance Agreement and with all applicable laws and regulations including, without limitation, the then-current European Good Manufacturing Practice ("GMP") compliance standards. The API Specifications and Quality Assurance Agreement may be amended by mutual agreement (such agreement not to be unreasonably withheld) to the extent required by Regulatory Authorities. As New Products are developed, the Parties will by mutual agreement establish appropriate specifications for such New Products.

     5.6 Forecasts.

         (a) [*****]

         (b) [*****]


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     5.7 Purchase Orders. [*****]

     5.8 Delivery. All orders for deliveries of API to GSK shall be FCA Incoterms 2000, Scios' contract manufacturing facility in Kundl, Austria (or such other contract manufacturing facility as Scios may establish during the term of this Agreement). Risk of loss for the Product passes to GSK upon delivery to GSK's designated premises. GSK shall arrange and pay for the carrier and any expenses associated with shipping and insuring Product supplied hereunder. [*****]

     5.9  Inspection and Rejection.

          5.9.1 [*****]

          5.9.2 [*****]

          5.9.3 [*****]

          5.9.4 [*****]

     5.10 Remedies.

          5.10.1 [*****]

          5.10.2 [*****]

     5.11 Supply Price and Payment Mechanism.

          5.11.1 [*****]

          5.11.2 [*****]

          5.11.3 [*****]

          5.11.4 [*****]

          5.11.5 [*****]

                                    ARTICLE 6
                                 CONFIDENTIALITY

     6.1 Confidentiality; Exceptions. The receiving Party shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information and other information and materials furnished to it by the other Party pursuant to this Agreement, or any provision of this Agreement that is the subject of an effective order of the Securities Exchange Commission granting confidential treatment pursuant to the Securities Act of 1934, as amended (collectively, "Confidential Information"), except to the extent that it can be established by the receiving Party that such Confidential Information:

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               (i)   was already known to the receiving Party at the time of
disclosure by the other Party;

               (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

               (iii) became generally available to the public or otherwise part of the public domain after its disclosure by the disclosing Party and other than through any act or omission of the receiving Party in breach of this Agreement; or

               (iv) was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.

               (v) was developed by the receiving Party's employees without the use of or access to confidential information of the disclosing Party, as demonstrated by contemporaneous written records of the receiving Party.

     6.2 Authorized Disclosure. A Party may disclose Confidential Information of the other Party to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or conducting preclinical or clinical trials, provided that if a Party is required by law to make any such disclosure it will, to the extent practicable, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications, use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed. In addition, each Party shall be entitled to disclose Confidential Information, under a binder of confidentiality containing provisions as protective as those of this Article 6, to a Third Party for the purpose of carrying out activities authorized under this Agreement, including disclosures to authorized or potential sub-licensees. [*****]

     6.3 Survival. This Article 6 shall survive the expiration or termination of this Agreement for a period of [*****]; provided, however, that Confidential Information regarding Scios' manufacturing process for API shall be kept confidential by GSK during the term of this Agreement and for a further period of [*****] after the expiration or termination of this Agreement, subject to the exceptions in Section 6.1, above.

                                    ARTICLE 7
                             INFORMATION AND REPORTS

     7.1 Information and Reports During Development and Commercialization.

         7.1.1 To the extent necessary or useful to enable the Parties to perform their respective obligations or exercise their respective rights hereunder, GSK and Scios will each regularly disclose and make available to the other without charge all Information (including, without limitation, copies of all preclinical and clinical reports) known to them. Without limiting

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the foregoing, promptly following the Effective Date, and at reasonable intervals thereafter, Scios shall disclose and transfer to GSK all Scios Know-how as is necessary or useful for the exercise by GSK of its rights hereunder.

          7.1.2 [*****]

          7.1.3 [*****]

          7.1.4 [*****]

     7.2  Publicity Review.

          7.2.1 On or about January 7, 2002, the Parties announced the establishment of an alliance for the marketing and development of Products in the Territory and its key terms in a mutually agreed press release issued simultaneously by both Parties. Following the Effective Date, neither Party shall originate any publicity, news release, or other announcement relating to this Agreement or to performance hereunder (collectively, "Disclosure"), without the prior prompt review and written approval of the other, which approval shall not be unreasonably withheld. Once specific information has been approved for disclosure, that information may be reiterated in any subsequent Disclosure without further approval; provided, however, that the Parties shall, to the extent lawful, maintain the confidentiality of financial information contained in this Agreement and resulting from the activities contemplated hereunder.

          7.2.2 Notwithstanding Section 7.2.1, a Party may make any Disclosure it believes in good faith based upon the advice of its counsel or its auditors is required by applicable law and without the prior approval of the other Party may make such disclosures as are required by the rules or regulations of the U.S. Securities and Exchange Commission or its UK counterpart. With respect to disclosures other than those required under such rules or regulations, prior to making such Disclosure, the disclosing Party shall provide the other Party with a written copy or rendition of the materials proposed to be disclosed and provide the receiving Party with an opportunity to promptly review the proposed Disclosure.

     7.3 Use of Names. Except as required by law or in furtherance of the exercise of its rights hereunder, neither Party shall use the name of the other in any public announcement, press release or other public document related to this Agreement or the understanding reflected herein without the written consent of such other Party, which consent shall not be unreasonably withheld or delayed. No such approval shall be required to republish a disclosure previously made or otherwise in the public domain.

     7.4 Adverse Drug Events. Each Party shall, in a timely fashion in accordance with the Data Safety Exchange Agreement attached as Schedule 7.4 attached hereto, report to the other Party any adverse event observed during any use of a Product.

     7.5  Recall

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          7.5.1 Any necessary recall of Product or any batch of Product from the market in the Territory shall be effected by GSK at GSK's reasonable discretion following, to the extent practicable, consultation with Scios.

          7.5.2 [*****]

          7.5.3 [*****]

          7.5.4 [*****]

          7.5.5 In the event of a recall of Products, each Party shall immediately notify the other Party and cooperate in a manner which is appropriate and reasonable under the circumstances.

     7.6 GSK shall be entitled to discontinue its Development, distribution and/or sale of any Product if new toxicity, safety findings or side effects shall occur that are so severe as to justify such discontinuation. In such event the Parties shall in good faith attempt to find a mutually agreeable solution. If the Parties are unable to agree on a mutually agreeable solution and GSK has ceased marketing any Product for more than 60 days in any country, then Scios shall have the right to terminate this Agreement with respect to such Product and such country.

     7.7  [*****]

                                    ARTICLE 8
                                  PATENT RIGHTS

     8.1 Scios Patents. [*****]

     8.2 GSK Patents. [*****]

     8.3 Abandonment. [*****]

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     8.4 Infringement. [*****]

     8.5 Third Party Claims. [*****]

                                    ARTICLE 9
                                    LICENSES

     9.1 License Grant by Scios. Subject to the terms and conditions of this Agreement, Scios hereby grants to GSK and GSK hereby accepts from Scios a sole and exclusive license under the Scios Patents and Scios Know-How and the Natrecor(R) trademark to develop, use, import, formulate, package, sell and offer for sale Products within the Field in the Territory.

     9.2 License Grant by GSK. Subject to the terms and conditions of this Agreement, GSK hereby grants to Scios and Scios hereby accepts from GSK a sole and exclusive royalty-free license under the GSK Patents and GSK Know-How to manufacture, develop, use, import, formulate, package, sell and offer for sale Products outside of the Territory.

     9.3 Sub-licensing. GSK may sub-license in any country in the Territory the license granted to it on notice to and with the consent of Scios, which consent shall not be unreasonably withheld or delayed. No such consent shall be required in the event of a sub-license by GSK to an Affiliate of GSK. Scios may sub-license the license granted to it with respect to GSK Patents to any Scios licensee outside of the Territory which in turn agrees to permit Scios to sublicense to GSK, at no cost, patent rights related to any Product owned or controlled by such sub-licensee. Scios may sub-license the license granted to it with respect to GSK Knowhow only upon prior agreement of GSK, which may be withheld or granted in GSK's sole discretion. No such GSK consent shall be required, however, in the event of a sub-license by Scios to an Affiliate of Scios.

     9.4 Use of Licenses. Neither Party shall use or disseminate the Patents or Know-How of the other Party other than as expressly provided under this Agreement.

                                   ARTICLE 10
                                PAYMENTS TO SCIOS

     10.1 License Fee. The Parties acknowledge that prior to the Effective Date GSK has paid to Scios a nonrefundable license fee of [*****].

     10.2 Milestone Payments. GSK shall notify Scios immediately upon the achievement of each of the milestones set forth below, whereupon Scios shall immediately invoice GSK for the amount due. Within [*****] after the achievement of each such milestone (and subject to Scios having previously provided such invoice at least [*****] prior to the due date), GSK shall make a non-refundable milestone payment to Scios in the amount set forth below. Each milestone payment shall be due only once, notwithstanding the number of Products actually developed or commercialized by GSK hereunder.

       -------------------------------------- ---------------------
        Milestone                              Payment
       -------------------------------------- ---------------------


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                                      -14-

       -------------------------------------- ---------------------
        [*****]                                [*****]
       -------------------------------------- ---------------------
        [*****]                                [*****]
       -------------------------------------- ---------------------
        [*****]                                [*****]
       -------------------------------------- ---------------------

     10.3 Royalty Payments. In addition to the foregoing license fee and milestone payments, GSK shall pay to Scios royalties on Net Sales in each calendar year at the following rates:

          [*****]

     10.4 Term of Royalty Obligations. [*****]

     10.5 Royalty Reductions.

                [*****]

     10.6 Royalties Payable Only Once; Sales to Affiliates and Sub-Licensees. [*****]

     10.7 Reports. [*****]

     10.8 Accounting and Audits.

          (a) GSK shall keep, and shall require its Affiliates and sub-licensees to keep, complete and accurate records of the latest [*****] of sales of Products on which royalties are due hereunder and of Development and Commercialization expenditures for purposes of Section 4.4, above. For the purpose of verifying royalties due to Scios hereunder and expenditures claimed by GSK hereunder for purposes of Section 4.4, Scios shall have the right annually, at Scios's expense, to retain an independent certified public accountant selected by Scios and reasonably acceptable to GSK, to review such records in the location(s) where such records are maintained by GSK, its Affiliates or its sub-licensees upon reasonable notice and during regular business hours and under obligations of confidence. Results of such review shall be made available to both Scios and GSK. If the review reflects an underpayment of royalties to Scios such underpayment shall be promptly remitted to Scios, together with interest at LIBOR plus two percent. If the underpayment of royalties, or any over reporting of expenditures by GSK is equal to or greater than [*****], then GSK pay all of the costs of such review. If the review reflects an overpayment to Scios, Scios shall promptly refund the amount of the overpayment to GSK, together with interest calculated at LIBOR plus two percent.

          (b) Scios shall keep complete and accurate records of the latest [*****] of supply hereunder sufficient to enable GSK to confirm Scios' Cost of Goods. For the purpose of verifying Cost of Goods, GSK shall have the right [*****] to retain an independent certified public accountant selected by GSK and reasonably acceptable to Scios, to review such records in the location(s) where such records are maintained, upon reasonable notice and during regular business hours and under obligations of confidentiality. Results of such review shall be made available to both Scios and GSK. If the review reflects an overcharge by Scios, such overcharge

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                                      -15-
shall be promptly remitted to GSK, together with interest calculated in the manner provided in Section 10.9, below. If the amount of such overcharge is equal to or greater than [*****], then Scios pay all of the costs of such review. If the review reflects an undercharge by Scios, GSK shall promptly refund the amount of the overpayment to Scios, together with interest calculated at LIBOR plus two percent.

     10.9 Currency and Method of Payment. Except as expressly provided herein (e.g. with respect to API supplied by Scios), all payments due or payable hereunder shall be made in Pounds Sterling delivered by wire transfer to such account as Scios may identify from time to time on notice to GSK. Royalty payments due hereunder with respect to sales not denominated in Pounds Sterling shall be converted using the applicable conversion rates for buying Pounds Sterling used in GSK Group's financial reporting systems for the last business day of the calendar quarter for which such royalties are payable. GSK shall pay interest to Scios on the amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate of LIBOR plus two percent for the applicable period, calculated on the number of days such payment is delinquent.

     10.10 Tax Withholding. The Parties shall use all reasonable and legal efforts to reduce tax withholding on payments made to Scios hereunder. Notwithstanding such efforts, if GSK concludes that tax withholdings under the laws of any country are required with respect to payments due to Scios, GSK shall withhold the required amount and pay it to the appropriate governmental authority. In such a case, GSK will promptly provide Scios with original receipts or other evidence reasonably desirable and sufficient to allow Scios to document such tax withholdings adequately for purposes of claiming foreign tax credits and similar benefits. No withholding deduction shall be made if Scios furnishes lawful documentation demonstrating that the payment due is exempt from withholding according to the applicable convention for the avoidance of double taxation between the United States and Great Britain or other applicable law or treaty.

     10.11 Blocked Payments. If, by reason of applicable laws or regulations in any country, it becomes impossible or illegal for GSK or its Affiliates or sub-licensees to transfer, or have transferred on its behalf, royalties or other payments due hereunder to Scios, such royalties or other payments shall be deposited in local currency in the relevant country to the credit of Scios in a recognized banking institution designated by Scios or, if none is designated by Scios within a period of 30 days after inquiry from GSK, in a recognized banking institution selected by GSK and identified by notice to Scios.

     10.12 Invoice Address. Scios invoices for payments due from GSK hereunder shall be sent (in the manner in which notice is to be sent as provided in Section 16.4, below) to:

           Corporate Accounting
           GSK House
           980 Great West Road
           Brentfort
           Middlesex TW8 9GS


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                                      -16-

           United Kingdom

                                   ARTICLE 11
                                   TRADEMARKS

     11.1 Use of Trademark. Absent mutual agreement or as provided in Section 11.2, below, GSK shall market, advertise, sell or distribute Products only under the trademark Natrecor(R).

     11.2 Responsible Party. GSK, in consultation with Scios, shall be responsible for maintaining the trademark Natrecor(R) in all countries in the Territory in which such mark is registered as of the Effective Date if such trademark is available and appropriate for use in the Territory and, in Scios' name, for establishing and maintaining such trademark in other countries in the Territory in which GSK intends to Commercialize the Products, all at GSK's expense. In the event that GSK reasonably determines that the trademark Natrecor(R) is unavailable or inappropriate in any country in the Territory, GSK shall have the right, at its sole expense, in consultation with Scios, and in GSK's name, to establish an alternative trademark under which it shall Commercialize Product in such country.

     11.3 Infringement. [*****]

     11.4 End of Agreement. [*****]

                                   ARTICLE 12
              REPRESENTATIONS AND WARRANTIES; COMPETITIVE PRODUCTS

     12.1 Joint Representations and Warranties. [*****]

     12.2 Representations and Warranties by Scios. Scios represents and warrants to GSK that, as of the Effective Date, to the actual knowledge of the executive officers and directors of Scios:

          [*****]

     12.3 Performance by Affiliates and Sub-licensees. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates or, to the extent permitted, by sub-licensees. Nonetheless, each Party shall remain responsible and shall be the guarantor of the performance by its Affiliates and sub-licensees and shall cause its Affiliates and sub-licensees to comply with the provisions of this Agreement in connection with such performance. In the event of a dispute arising out of the actions of an Affiliate or sub-licensee under this Agreement, each of GSK and Scios may proceed directly against the other Party, without any obligation to first proceed against the Affiliate or sub-licensee.

     12.4 Competing Product Development. [*****]

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                                      -17-

                                   ARTICLE 13
                              TERM AND TERMINATION

     13.1 Term. The term of this Agreement shall commence on the Effective Date and shall expire upon the termination or expiration in all of the countries of the Territory of the royalty obligations set forth in Section 10.4, above.

     13.2 Termination for Material Breach. If either Party materially breaches this Agreement at any time, which breach is not cured within 30 days of notice thereof from the non-breaching Party, the non-breaching Party shall have the right to terminate this Agreement on notice to the Party in breach following the expiration of such cure period; provided, however, that if the Party alleged to be in breach shall have invoked the dispute resolution mechanism of Article 15 prior to the expiration of such cure period then termination shall not be effective until the sooner of abandonment of such proceedings by the Party alleged to be in breach or completion of the dispute resolution proceedings and a non-appealable finding in arbitration in favor of the non-breaching Party.

     13.3 Termination for Challenge to Patent Rights. [*****]

     13.4 Unilateral Termination by GSK. GSK may, at any time by delivery of 90 days' prior notice to Scios, elect to abandon its rights and obligations with respect to any country in the Territory, or to terminate this Agreement in toto; provided, however, that GSK shall not have the right to terminate as to any one country in the European Union without terminating as to all such countries. Upon notice by GSK pursuant to this Section 13.4, this Agreement and all obligations of Scios and GSK hereunder with respect to the country or countries in question shall terminate. In the event that GSK terminates its rights with respect to one or more countries but not the entire Territory, then this Agreement shall remain in effect with respect to the countries not subject to such termination which countries shall, thereafter, be considered the "Territory."

     13.5 Bankruptcy. All rights granted to GSK hereunder are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the "Code") licenses of rights to "intellectual property" as defined in
Section 101(52) of the Code. GSK, as a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Code, subject to performance by GSK of its obligations under this Agreement. Scios further agrees that, in the event of the commencement of a bankruptcy proceeding by or against Scios under the Code, GSK shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments thereof, which shall promptly be delivered to GSK, at its sole expense: (i) upon written request from GSK following commencement of a bankruptcy proceeding by or against Scios, or (ii) if not delivered pursuant to subsection (i), above, upon written request from GSK following the rejection in bankruptcy of this Agreement by or on behalf of Scios. In the event of a filing for bankruptcy or insolvency by Scios, Scios shall confirm to the receiver, trustee or liquidator that GSK Knowhow and GSK Patents are the sole property of GSK and may not be disposed of by Scios except as expressly provided herein. To the extent that Scios hereafter renegotiates its supply agreement with Biochemie GmbH, Scios shall in good faith endeavor to obtain assurance

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                                      -18-
that, in the event that such agreement is subject to termination because of bankruptcy or insolvency on the part of Scios, GSK shall have the right to assume Scios' rights and obligations thereunder without interruption.

     13.6 Effect of Termination

          13.6.1 Termination of this Agreement shall not relieve the Parties of any liability, including any obligation to make payments hereunder, which accrued hereunder prior to the effective date of such termination, nor preclude a Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement nor prejudice a Party's right to obtain performance of any obligation which accrued hereunder prior to the effective date of such termination. Upon termination (but not expiration of the term of this Agreement), all licenses and rights to Patents and Know-How granted hereunder shall terminate.

          13.6.2 Upon termination of this Agreement (but not expiration of its term), all Confidential Information supplied by one Party shall be returned by the other Party except for one copy of such information retained solely for legal archival or regulatory purposes;

          13.6.3 Upon termination of this Agreement (but not expiration of its term), GSK shall cooperate in the prompt transfer to Scios of all Marketing Authorization Applications and Regulatory Approvals related to the Products in the Territory, and shall diligently take such other actions and execute such other instruments, assignments and documents as may be necessary to effect the transfer or reconveyance of rights hereunder to Scios and the relinquishment of such rights by GSK.

          13.6.4 Following termination of this Agreement, GSK shall have [*****] to sell any Product in its possession as of the effective date of termination, subject to its obligation to pay royalties to Scios as provided hereinabove with respect to such sales.

     13.7 Surviving Rights. [*****]

                                   ARTICLE 14
                                 INDEMNIFICATION

     14.1 Indemnification by GSK. [*****]

     14.2 Indemnification by Scios. [*****]

     14.3 Procedure. A Party seeking indemnification under Section 14.1 or
Section 14.2, shall inform the other Party of a claim as soon as reasonably practicable after it receives notice of the Third Party claim, permit the indemnifying Party to assume direction and control of the defense of the Third Party claim (including the right to settle the claim solely for monetary consideration), and cooperate as requested (at the expense of the indemnifying Party) in the defense of the Third Party claim.

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                                      -19-

     14.4 Insurance. [*****]

                                   ARTICLE 15
                               DISPUTE RESOLUTION

     15.1 Disputes. All disputes arising between the Parties hereunder or with respect to this Agreement shall be resolved solely as provided in this Article
15. Any such dispute which the Parties are unable to resolve directly may be referred by either Party to the Steering Committee for resolution. If the Steering Committee is unable to resolve such dispute within 30 days after referral, either Party may, on notice to the other, have such dispute referred to the CEO of Scios and the European Chairman of GSK for attempted resolution by good faith negotiation. If such individuals are unable to resolve such dispute within 30 days after referral, then either Party may thereafter seek to resolve the dispute through arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with such rules, in English. The place of arbitration shall be London, England, if arbitration is requested by Scios and shall be San Francisco, California, if arbitration is requested by GSK.

     15.2 Applicable Law. This Agreement shall be governed by and construed under the substantive laws of the State of New York, without regard to conflicts of law principles.

                                   ARTICLE 16
                                  MISCELLANEOUS

     16.1 Assignment.

          16.1.1 [*****]

          16.1.2 [*****]

          16.1.3 [*****]

     16.2 Force Majeure. Except as otherwise expressly provided herein, neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses on account of failure of performance by the defaulting Party if the failure is occasioned by government action, war, acts of gods, or any other similar or dissimilar cause beyond the control of the defaulting Party, provided that the Party claiming force majeure has exerted all reasonable efforts to avoid or remedy such force majeure.

     16.3 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     16.4 Notices. All notices hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission with confirmed answer-back, mailed by registered mail (return receipt requested), postage prepaid, or sent by internationally recognized

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                                      -20-
express courier service, to the Parties at the addresses set forth below (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof). Notice by personal delivery shall be deemed effective upon receipt. Notice by courier or registered mail shall be deemed effective three business dates after the date sent. Notice by fax shall be deemed effective upon receipt by the sending Party of confirmation of receipt of the fax by the receiving Party.

     If to Scios:          749 North Mary Avenue
                           Sunnyvale, CA 94085
                           Fax: 408-616-8319
                           Attn:  General Counsel

     If to GSK:            Glaxo Wellcome House
                           Berkeley Avenue
                           Greenford, Middlesex
                           UB6 ONN, United Kingdom
                           Fax:  01144 2080 47 69 04
                           Attn:  Company Secretary

     16.5 Waiver. The waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party's rights or remedies provided in this Agreement.

     16.6 Severability. If any term, covenant or condition of this Agreement or the application thereof to any Party or circumstance shall, to any extent, be held to be invalid or unenforceable, then the remainder of this Agreement, or the application of such term, covenant or condition to Parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law. In such event the Parties shall in good faith attempt to reform this Agreement to reflect the intent and anticipated consequences of the invalidated or unenforcable provision, to the extent possible in a way that is lawful.

     16.7 Ambiguities. Ambiguities, if any, in this Agreement shall not be construed against either Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

     16.8 Headings. The section and article headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or articles.

     16.9 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     16.10 Entire Agreement. This Agreement (including all Schedules hereto) sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties. Upon the Effective Date, the Summary of Terms shall be deemed to have been terminated.

     16.11 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER HEREUNDER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate originals by their proper officers as of the Effective Date.

SCIOS INC.                               GLAXO GROUP LTD.

By:  Matthew R. Hooper                   By:   S. Bicknell
   ------------------------------------      -----------------------------------

Its: Vice President & General Counsel    Its:  Secretary
    ------------------------------------      ----------------------------------

                                  Schedule 1.1

                                Acceptable Label

                                  SCHEDULE 1.1

                               ACCEPTABLE LABELING

Acceptable Labeling will be achieved provided the following criteria are met:


1. [*****]

2. [*****]

3. [*****]

4. [*****]

5. [*****]


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

                                  SCHEDULE 1.4

                               API Specifications

[*****]



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

                                  Schedule 1.13

                          Final Product Specifications

[*****]


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

                                  Schedule 1.20

                           Market Acceptance Criteria

                                  Schedule 1.20

                           Market Acceptance Criteria

[*****]




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

                                  SCHEDULE 1.23

                         AMINO ACID SEQUENCE OF NATRECOR

                                  SCHEDULE 1.23

                        AMINO ACID SEQUENCE FOR NATRECOR

                        SER-PRO-LYS-MET-VAL-GLN-GLY-SER-
                        GLY-CYS-PHE-GLY-ARG-LYS-MET-ASP-
                      ARG-ILE-SER-SER-SER-SER-GLY-LEU-GLY-
                           CYS-LYS-VAL-LEU-ARG-ARG-HIS

                                  Schedule 1.26

                                 Package Insert

                                                                        Item 2-A
                                                                  Package Insert

NATRECOR(R) (NESIRITIDE)
FOR INJECTION
FOR INTRAVENOUS INFUSION ONLY

DESCRIPTION

Natrecor(R) (nesiritide) is a sterile, purified preparation of a new drug class, human B-type natriuretic peptide (hBNP), and is manufactured from E. coli using recombinant DNA technology. Nesiritide has a molecular weight of 3464 g/mol and an empirical formula of C143H244N50O42S4. Nesiritide has the same 32 amino acid sequence as the endogenous peptide, which is produced by the ventricular myocardium.


            [GRAPHIC: Picture of amino acid sequence for Nesiritide]



Natrecor is formulated as the citrate salt of rhBNP, and is provided in a sterile, single-use vial. Each 1.5 mg vial contains a white- to off-white lyophilized powder for intravenous (IV) administration after reconstitution. The quantitative composition of the lyophilized drug per vial is: nesiritide 1.58 mg, mannitol 20.0 mg, citric acid monohydrate 2.1 mg, and sodium citrate dihydrate 2.94 mg.

Mechanism of Action

Human BNP binds to the particulate guanylate cyclase receptor of vascular smooth muscle and endothelial cells, leading to increased intracellular concentrations of guanosine 3'5'-cyclic monophosphate (cGMP) and smooth muscle cell relaxation. Cyclic GMP serves as a second messenger to dilate veins and arteries. Nesiritide has been shown to relax isolated human arterial and venous tissue preparations that were preconstracted with either endothelin-1 or the alpha-adrenergic agonist, phenylephrine.

In human studies, nesiritide produced dose-dependent reductions in pulmonary capillary wedge pressure (PCWP) and systemic arterial pressure in patients with heart failure.

In animals, nesiritide had no effects on cardiac contractility or on measures of cardiac electrophysiology such as atrial and ventricular effective refractory times or atrioventricular node conduction.

Naturally occurring atrial natriuretic peptide (ANP), a related peptide, increases vascular permeability in animals and humans and may reduce intravascular volume. The effect of nesiritide on vascular permeability has not been studied.

Pharmacokinetics

In patients with congestive heart failure (CHF), Natrecor administered intravenously by infusion or bolus exhibits biphasic disposition from the plasma. The mean terminal elimination half-life (t1/2) of Natrecor is approximately 18 minutes and was associated with approximately 2/3 of the area-under-the-curve (AUC). The mean initial elimination phase was estimated to be approximately 2 minutes. In these patients, the mean volume of distribution of the central compartment (Vc) of Natrecor was estimated to be 0.073 L/kg, the mean steady-state volume of distribution (Vss) was 0.19 L/kg, and the mean clearance (CL) was approximately 9.2 mL/min/kg. At steady state, plasma BNP levels increase from baseline endogenous levels by approximately 3-fold to 6-fold with Natrecor infusion doses ranging from 0.01 to
0.03 (micro)g/kg/min.

Elimination

Human BNP is cleared from the circulation via the following three independent mechanisms, in order of decreasing importance: 1) binding to cell surface clearance receptors with subsequent cellular internalization and lysosomal proteolysis; 2) proteolytic cleavage of the peptide by endopeptidases, such as neutral endopeptidase, which are present on the vascular lumenal surface; and 3) renal filtration.

Special Populations

Although Natrecor is eliminated, in part, through renal clearance, clinical data suggest that dose adjustment is not required in patients with renal insufficiency. The effects of Natrecor on PCWP, cardiac index (CI), and systolic blood pressure (SBP) were not significantly different in patients with chronic renal insufficiency (baseline serum creatinine ranging from 2 mg/dL to 4.3 mg/dL), and patients with normal renal function. The population pharmacokinetic
(PK) analyses carried out to determine the effects of demographics and clinical variables on PK parameters showed that clearance of Natrecor is proportional to body weight, supporting the administration of weight-adjusted dosing of Natrecor (i.e., administration on a (micro)g/kg/min basis). Clearance was not influenced significantly by age, gender, race/ethnicity, baseline endogenous hBNP concentration, severity of CHP (as indicated by baseline PCWP, baseline CI, or New York Heart Association [NYHA] classification), or concomitant administration of an ACE inhibitor.

Effects of Concomitant Medications

The co-administration of Natrecor with enalapril did not have significant effects on the PK of Natrecor. The PK effect of co-administration of Natrecor with other IV vasodilators such as nitroglycerin, nitroprusside, milrinone, or IV ACE inhibitors has not been evaluated. During clinical studies, Natrecor was administered concomitantly with other medications, including: diuretics, digoxin, oral ACE inhibitors, anticoagulants, oral nitrates, statins, class III antiarrhythmic agents, beta-blockers, dobutamine, calcium channel blockers, angiotensin II receptor antagonists, and dopamine. Although no PK interactions were specifically assessed, there did not appear to be evidence suggesting any clinically significant PK interaction.

Pharmacodynamics

The recommended dosing regimen of Natrecor is a 2 (micro)g/kg IV bolus followed by an intravenous infusion dose of 0.01 (micro)g/kg/min. With this dosing regimen, 60% of the 3-hour effect on PCWP reduction is achieved within 15 minutes after the bolus, reaching 95% of the 3-hour effect within 1 hour. Approximately seventy percent of the 3-hour effect on SBP reduction is reached within 15 minutes. The pharmacodynamic (PD) half-life of the onset and offset of the hemodynamic effect of Natrecor is longer than what the PK half-life of 18 minutes would predict. For example, in patients who developed symptomatic hypotension in the VMAC (Vasodilation in the Management of Acute Congestive Heart Failure) trial, half of the recovery of SBP toward the baseline value after discontinuation of reduction of the dose of Natrecor was observed in about 60 minutes. When higher doses of Natrecor were infused, the duration of hypotension was sometimes several hours.

Clinical Trials

Natrecor has been studied in 10 clinical trial including 941 patients with CHF (NYHA class II-III 61%, NYHA class IV 36%; mean age 60 years, women 28%). There were five randomized, multi-center, placebo- or active controlled studies (comparative agents included nitroglycerin, dobutamine, milrinone, nitroprusside, or dopamine) in which 772 patients with decompensated CHF received continuous infusions of Natrecor at doses ranging from 0.01 to 0.03 (micro)g/kg/min. (See the ADVERSE REACTION section for relative frequency of adverse events at doses ranging from the recommended dose up to 0.03 (micro)g/kg/min). Of these patients, the majority (n = 541, 70%) received the Natrecor infusion for at least 24 hours; 371 (48%) received Natrecor for 24-48 hours, and 170 (22%) received Natrecor for greater than 48 hours.

In controlled trials, Natrecor has been used alone or in conjunction with other standard therapies, including diuretics (79%), digoxin (62%), oral ACE inhibitors (55%), anticoagulants (38%), oral nitrates (32%), statins (18%), class III antiarrhythmic agents (16%), beta-blockers (15%), dobutamine (15%), calcium channel blockers (11%), angiotensin II receptor antagonists (6%), and dopamine (4%). Natrecor has been studied in a broad range of patients, including the elderly (42% > 65 years of age), women (30%), minorities (26% black), and patients with a history of significant morbidities such as hypertension (67%), previous myocardial infarction (50%), diabetes (44%), atrial fibrillation/flutter (34%), nonsustained ventricular tachycardia (25%), ventricular tachycardia/fibrillation (12%), preserved systolic function (9%), and acute coronary syndromes less than 7 days before the start of Natrecor (4%).

The VMAC (Vasodilation in the Management of Acute Congestive Heart Failure) trial was a randomized, double-blind study of 489 patients (246 patients requiring a right heart catheter, 243 patients without a right heart catheter) who required hospitalization for management of shortness of breath at rest due to acutely decompensated CHF. The study compared the effects of Natrecor, placebo, and IV nitroglycerin when added to background therapy (IV and oral diuretics, non-IV cardiac medications, dobutamine, and dopamine). Patients with acute coronary syndrome, preserved systolic function, arrhythmia, and renal insufficiency were not excluded. The primary endpoints of the study were the change from baseline in PCWP and the change from baseline in patients' dyspnea, evaluated after three hours. Close attention was also paid to the occurrence and persistence of hypotension, given nesiritide's relatively long (compared to nitroglycerin) PK and PD half-life.

Natrecor was administered as a 2 (micro)g/kg bolus over approximately 60 seconds, followed by a continuous fixed dose infusion of 0.01 (micro)g/kg/min. After the 3-hour placebo-controlled period, patients receiving placebo crossed over to double-blinded active therapy with either Natrecor or nitroglycerin. The nitroglycerin dose was titrated at the physician's discretion. A subset of patients in the VMAC trial with central hemodynamic monitoring who were treated with Natrecor (62 of 124 patients) were allowed dose increases of Natrecor after the first 3 hours of treatment if the PCWP was 20 mm Hg and the SBP was 100 mm Hg. Dose increases of a 1 (micro)g/kg bolus followed by an increase of the infusion dose by 0.005 (micro)g/kg/min were allowed every 3 hours, up to a maximum dose of 0.03 (micro)g/kg/min. Overall, 23 patients in this subset had the dose of Natrecor increased in the VMAC trial.

In a second double-blind study, 127 patients requiring hospitalization for symptomatic CHF were randomized to placebo or to one of two doses of Natrecor (0.015 (micro)g/kg/min preceded by an IV bolus of 0.3 (micro)g/kg, and 0.03 (micro)g/kg/min preceded by an IV bolus of 0.6 (micro)g/kg). The primary endpoint of the trial was the change in PCWP from baseline to 6 hours, but the effect on symptoms also was examined.

Effects on Symptoms

In the VMAC study, patients receiving Natrecor reported greater improvement in their dyspnea at 3 hours than patients receiving placebo (p = 0.034).

In the dose-response study, patients receiving both doses of Natrecor reported greater improvement in dyspnea at 6 hours than patients receiving placebo.

Effects on Hemodynamics

The PCWP, right atrial pressure (RAP), CI, and other hemodynamic variables were monitored in 246 of the patients in the VMAC trial. There was a reduction in mean PCWP within 15 minutes of starting the Natrecor infusion, with most of the effect seen at 3 hours being achieved within the first 60 minutes of the infusion (see Pharmacodynamics).

In several studies, hemodynamic parameters were measured after Natrecor withdrawal. Following discontinuation of Natrecor, PCWP returns to within 10% of baseline within 2 hours, but no rebound increase to levels above baseline state was observed. There was also no evidence of tachyphylaxis to the hemodynamic effects of Natrecor in the clinical trials.

The following table and graph summarize the changes in the VMAC trial in PCWP and other measures during the first 3 hours.

                      MEAN HEMODYNAMIC CHANGE FROM BASELINE

-------------------------------------------------------------------------------------------------------------------
                                                            Placebo           Nitroglycerin            Natrecor
Effects at 3 Hours                                         (n = 62)              (n = 60)             (n = 124)
-------------------------------------------------------------------------------------------------------------------
Pulmonary capillary wedge pressure (mm Hg)                   -2.0                 -3.8                  -5.8(2)
-------------------------------------------------------------------------------------------------------------------
Right atrial pressure (mm Hg)                                 0.0                 -2.6                  -3.1(2)
-------------------------------------------------------------------------------------------------------------------
Cardiac index (L/min/M2)                                      0.0                  0.2                   0.1
-------------------------------------------------------------------------------------------------------------------
Mean pulmonary artery pressure (mm Hg)                       -1.1                 -2.5                  -5.4(2)
-------------------------------------------------------------------------------------------------------------------
Systemic vascular resistance (dynes*sec*cm-5)                -44                  -105                  -144
-------------------------------------------------------------------------------------------------------------------
Systolic blood pressure(1) (mm Hg)                           -2.5                 -5.7(2)               -5.6(2)
-------------------------------------------------------------------------------------------------------------------

(1) Based on all treated subjects: Placebo n=142, nitroglycerin n=143, Natrecor n=204
(2) p less than 0.05 compared to placebo







       [GRAPHIC: GRAPH COMPARING MEAN CHANGES IN PCWP OVER A 3 HOUR PERIOD
                    FOR PLACEBO, NITROGLYCERIN and NATRECOR]

The VMAC study does not constitute an adequate effectiveness comparison with nitroglycerin. In this trial, the nitroglycerin group provides a rough landmark using a familiar therapy and regimen.

Effect on Urine Output

In the VMAC trial, in which the use of diuretics was not restricted, the mean change in volume status (output minus input) during the first 24 hours in the nitroglycerin and Natrecor groups was similar: 1279 + 1455 mL and 1257 + 1657 mL, respectively.

INDICATIONS AND USAGE

Natrecor is indicated for the intravenous treatment of patients with acutely decompensated congestive heart failure who have dyspnea at rest or with minimal activity. In this population, the use of Natrecor reduced pulmonary capillary wedge pressure and improved dyspnea.

CONTRAINDICATIONS

Natrecor is contraindicated in patients who are hypersensitive to any of its components. Natrecor should not be used as primary therapy for patients with cardiogenic shock or in patients with a systolic blood pressure 90 mm Hg.

WARNINGS

Administration of Natrecor should be avoided in patients suspected of having, or known to have, low cardiac filling pressures.

PRECAUTIONS

General: Parenteral administration of protein pharmaceuticals of E. coli-derived products should be attended by appropriate precautions in case of an allergic or untoward reaction. No serious allergic or anaphylactic reactions have been reported with Natrecor.

Natrecor is not recommended for patients for whom vasodilating agents are not appropriate, such as patients with significant valvular stenosis, restrictive or obstructive cardiomyopathy, constrictive pericarditis, pericardial tamponade, or other conditions in which cardiac output is dependent upon venous return, or for patients suspected to have low cardiac filling pressures. (See CONTRAINDICATIONS.)

Renal: Natrecor may affect renal function in susceptible individuals. In patients with severe heart failure whose renal function may depend on the activity of the renin-angiotensin-aldosterone system, treatment with Natrecor may be associated with azotemia. When Natrecor was initiated at doses higher than 0.01 (micro)g/kg/min (0.015 and 0.03 (micro)g/kg/min), there was an increased rate of elevated serum creatinine over baseline compared with standard therapies, although the rate of acute renal failure and need for dialysis was not increased. In the 30-day follow-up period in the VMAC trial, 5 patients in the nitroglycerin group (2%) and 9 patients in the Natrecor group (3%) required first-time dialysis.

Cardiovascular: Natrecor may cause hypotension. In the VMAC trial, in patients given the recommended dose (2 (micro)g/kg bolus followed by a 0.01 (micro)g/kg/min infusion) or the adjustable dose, the incidence of symptomatic hypotension in the first 24 hour was similar for Natrecor (4%) and IV nitroglycerin (5%). When hypotension occurred, however, the duration of symptomatic hypotension was longer with Natrecor (mean duration was 2.2 hours) than with nitroglycerin (mean duration was 0.7 hours). In earlier trials, when Natrecor was initiated at doses higher than the 2-(micro)g/kg bolus followed by a 0.01-(micro)g/kg/min infusion (i.e., 0.015 and 0.030 (micro)g/kg/min preceded by a small bolus), there were more hypotensive episodes and these episodes were of greater intensity and duration. They were also more often symptomatic and/or more likely to require medical intervention (see ADVERSE REACTIONS). Natrecor should be administered only in setting where blood pressure can be monitored closely, and the dose of Natrecor should be reduced or the drug discontinued in patients who develop hypotension (see Dosing Instructions). The rate of symptomatic hypotension may be increased in patients with a blood pressure 100 mm Hg at baseline, and Natrecor should be used cautiously in these patients. The potential for hypotension may be increased by combining Natrecor with other drugs that may cause hypotension. For example, in the VMAC trial in patients treated with either Natrecor or nitroglycerin therapy, the frequency of symptomatic hypotension in patients who received an oral ACE inhibitor was 6%, compared to a frequency of symptomatic hypotension of 1% in patients who did not receive an oral ACE inhibitor.

Drug Interactions: No trials specifically examining potential drug interactions with Natrecor were conducted, although many concomitant drugs were used in clinical trials. No drug interactions were detected except for an increase in symptomatic hypotension in patients receiving oral ACE inhibitors (see PRECAUTIONS, Cardiovascular).

The co-administration of Natrecor with IV vasodilators such as nitroglycerin, nitroprusside, milrinone, or IV ACE inhibitors has not been evaluated (these drugs were not co-administered with Natrecor in clinical trials).

Carcinogensis, Mutagenesis, Impairment of Fertility: Long-term studies in animals have not been performed to evaluate the carcinogenic potential or the effect on fertility of nesiritide.

Nesiritide did not increase the frequency of mutations when used in an in vitro bacterial cell assay (Ames test). No other genotoxicity studies were performed.

Pregnancy; Category C: Animal developmental and reproductive toxicity studies have not been conducted with nesiritide. It is also not known whether Natrecor can cause fetal harm when administered to pregnant women or can affect reproductive capacity. Natrecor should be used during pregnancy only if the potential benefit justifies any possible risk to the fetus.

Nursing Mothers: It is not known whether this drug is excreted in human milk. Therefore, caution should be exercised when Natrecor is administered to a nursing woman.

Pediatric Use: The safety and effectiveness of Natrecor in pediatric patients has not been established.

Geriatric Use: Of the total number of subjects in clinical trials treated with Natrecor (n = 941), 38% were 65 years or older and 16% were 75 years or older. No overall differences in effectiveness were observed between these subjects and younger subjects, and other reported clinical experience has not identified differences in responses between the elderly and younger patients. Some older individuals may be more sensitive to the effect of Natrecor than younger individuals.

ADVERSE REACTIONS

Adverse events that occurred with at least a 3% frequency during the first 24 hours of Natrecor infusion are shown in the following table.



---------------------------------------------------------------------------------------------------------------------------
                                        VMAC Trial                              Other Long Infusion Trials
---------------------------------------------------------------------------------------------------------------------------
                                                                                             Natrecor (micro)g/kg/min
                                                           Natrecor                         -------------------------------
                                        Nitroglycerin      Recommended Dose     Control*     0.015           0.03
Adverse Event                           (n = 216)          (n = 273)            (n = 256)    (n = 253)       (n = 246)
---------------------------------------------------------------------------------------------------------------------------
Cardiovascular
---------------------------------------------------------------------------------------------------------------------------
Hypotension                                 25(12%)           31(11%)           20(8%)         56(22%)        87(35%)
---------------------------------------------------------------------------------------------------------------------------
  Symptomatic Hypotension                   10(5%)            12(4%)             8(3%)         28(11%)        42(17%)
---------------------------------------------------------------------------------------------------------------------------
  Asymptomatic Hypotension                  17(8%)            23(8%)            13(5%)         31(12%)        49(20%)
---------------------------------------------------------------------------------------------------------------------------
Ventricular Tachycardia (VT)                11(5%)             9(3%)            25(10%)        25(10%)        10(4%)
---------------------------------------------------------------------------------------------------------------------------
  Non-sustained VT                          11(5%)             9(3%)            23(9%)         24(9%)          9(4%)
---------------------------------------------------------------------------------------------------------------------------
Ventricular Extrasystoles                    2(1%)             7(3%)            15(6%)         10(4%)          9(4%)
---------------------------------------------------------------------------------------------------------------------------
Angina Pectoris                              5(2%)             5(2%)             6(2%)         14(6%)          6(2%)
---------------------------------------------------------------------------------------------------------------------------
Bradycardia                             1(less than 1%)        3(1%)        1(less than 1%)     8(3%)         13(5%)
---------------------------------------------------------------------------------------------------------------------------
Body as a Whole
---------------------------------------------------------------------------------------------------------------------------
Headache                                    44(20%)           21(8%)            23(9%)         23(9%)         17(7%)
---------------------------------------------------------------------------------------------------------------------------
Abdominal Pain                              11(5%)             4(1%)            10(4%)          6(2%)          8(3%)
---------------------------------------------------------------------------------------------------------------------------
Back Pain                                    7(3%)            10(4%)             4(2%)          5(2%)          3(1%)
---------------------------------------------------------------------------------------------------------------------------
Nervous
---------------------------------------------------------------------------------------------------------------------------
Insomnia                                     9(4%)             6(2%)             7(3%)         15(6%)         15(6%)
---------------------------------------------------------------------------------------------------------------------------
Dizziness                                    4(2%)             7(3%)             7(3%)         16(6%)         12(5%)
---------------------------------------------------------------------------------------------------------------------------
Anxiety                                      6(3%)             8(3%)             2(1%)          8(3%)          4(2%)
---------------------------------------------------------------------------------------------------------------------------
Digestive
---------------------------------------------------------------------------------------------------------------------------
Nausea                                      13(6%)            10(4%)            12(5%)         24(9%)         33(13%)
---------------------------------------------------------------------------------------------------------------------------
Vomiting                                     4(2%)             4(1%)             2(1%)         6(2%)          10(4%)
---------------------------------------------------------------------------------------------------------------------------


* Includes dobutamine, milrinone, nitroglycerin, placebo, dopamine, nitroprusside, or amrinone

Adverse events that are not listed in the above table that occurred in at least 1% of patients who received any of the above Natrecor doses included:
Tachycardia, atrial fibrillation, AV node conduction abnormalities, catheter pain, fever, injection site reaction, confusion, paresthesia, somnolence, tremor, increased cough, hemoptysis, apnea, increased creatinine, sweating, pruritis, rash, leg cramps, amblyopia, anemia. All reported events (at least 1%) are included except those already listed, those too general to be informative, and those not reasonably associated with the use of the drug because they were associated with the condition being treated or are very common in the treated population.

In placebo and active-controlled clinical trials, Natrecor has not been associated with an increase in atrial or ventricular tachyarrhythmias. In placebo-controlled trials, the incidence of VT in both Natrecor and placebo patients was 2%. In the PRECEDENT (Prospective Randomized Evaluation of Cardiac Ectopy with Dobutamine or Natrecor Therapy) trial, the effects of Natrecor (n =
163) and dobutamine (n = 83) on the provocation or aggravation of existing ventricular arrhythmias in patients with decompensated CHF was compared using Holter monitoring. Treatment with Natrecor (0.015 and 0.03 (micro)g/kg/min without an initial bolus) for 24 hours did not aggravate pre-existing VT or the frequency of premature ventricular beats, compared to a baseline 24-hour Holter tape.

Clinical Laboratory

In the PRECEDENT trial, the incidence of elevations in serum creatinine to > 0.5 mg/dL above baseline through day 14 was higher in the Natrecor 0.015 (micro)g/kg/min group (17%) and the Natrecor 0.03 (micro)g/kg/min group (19%) than with standard therapy (11%). In the VMAC trial, through day 30, the incidence of elevations in creatinine to > 0.5 mg/dL above baseline was 28% and 21% in the Natrecor (2 (micro)g/kg bolus followed by 0.010 (micro)g/kg/min) and nitroglycerin groups, respectively.

Effect on Mortality

In the VMAC trial, the mortality rates at six months in the patients receiving Natrecor and nitroglycerin were 25.1% (95% confidence interval, 20.0% to 30.5%) and 20.8% (95% confidence interval, 15.5% to 26.5%), respectively. In all controlled trials combined, the mortality rates for Natrecor and active control (including nitroglycerin, dobutamine, nitroprusside, milrinone, amrinone and dopamine) patients were 21.5% and 21.7%, respectively.

OVERDOSAGE

No data are available with respect to overdosage in humans. The expected reaction would be excessive hypotension, which should be treated with drug discontinuation or reduction (see PRECAUTIONS) and appropriate measures.

DOSAGE AND ADMINISTRATION

Natrecor (nesiritide) is for intravenous use only. There is limited experience with administering Natrecor for longer than 48 hours. Blood pressure should be monitored closely during Natrecor administration. If hypotension occurs during the administration of Natrecor, the dose should be reduced or discontinued and other measures to support blood pressure should be started (IV fluids, changes in body position). In the VMAC trial, when symptomatic hypotension occurred, Natrecor was discontinued and subsequently could be restarted at a dose that was reduced by 30% (with no bolus administration) once the patient was stabilized. Because hypotension caused by Natrecor may be prolonged (up to hours), a period of observation may be necessary before restarting the drug.

Preparation

1. Reconstitute one 1.5 mg vial of Natrecor by adding 5 mL of diluent removed from a pre-filled 250 mL plastic IV bag containing the diluent of choice. The following preservative-free diluents are recommended for reconstitution: 5% Dextrose Injection (D5W), USP; 0.9% Sodium Chloride Injection, USP; 5% Dextrose and 0.45% Sodium Chloride Injection, USP, or 5% Dextrose and 0.2% Sodium Chloride Injection, USP.

2. Do not shake the vial. Rock the vial gently so that all surfaces, including the stopper, are in contact with the diluent to ensure complete reconstitution. Use only a clear, essentially colorless solution.

3. Withdraw the entire contents of the reconstituted Natrecor vial and add to the 250 mL plastic IV bag. This will yield a solution with a concentration of Natrecor of approximately 6 (micro)g/mL. The IV bag should be inverted several times to ensure complete mixing of the solution.

4. Use the reconstituted solution within 24 hours, as Natrecor contains no antimicrobial preservative. Parenteral drug products should be inspected visually for particulate matter and discoloration prior to administration, whenever solution and container permit. Reconstituted vials of Natrecor may be left at Controlled Room Temperature (20 - 25(degree)C; 68 - 77(degree)F) as per United States Pharmacopeia (USP) or may be refrigerated (2 - 8(degree)C; 36 - 46(degree)F) for up to 24 hours.

Dosing Instructions

The recommended dose of Natrecor is an IV bolus of 2 (micro)g/kg followed by a continuous infusion of 0.01 (micro)g/kg/min. Natrecor should not be initiated at a dose that is above the recommended dose.

Prime the IV tubing with an infusion of 25 mL prior to connecting to the patient's vascular access port and prior to administering the bolus or starting the infusion.

Bolus followed by infusion: After preparation of the infusion bag, as described previously, withdraw the bolus volume (see table below) from the Natrecor infusion bag, and administer it over approximately 60 seconds through an IV port in the tubing. Immediately following the administration of the bolus, infuse Natrecor at a flow rate of 0.1 mL/kg/hr. This will deliver a Natrecor infusion dose of 0.01 (micro)g/kg/min.

To calculate the appropriate bolus volume and infusion flow rate to deliver a
0.01 (micro)g/kg/min dose, use the following formulas (or refer to the following dosing table):

              BOLUS VOLUME (ML) = PATIENT WEIGHT (KG) DIVIDED BY 3

             INFUSION FLOW RATE (ML/HR) = 0.1 X PATIENT WEIGHT (KG)

                      NATRECOR WEIGHT-ADJUSTED BOLUS VOLUME
                             AND INFUSION FLOW RATE

          (2 (MICRO)G/KG BOLUS FOLLOWED BY A 0.01 (MICRO)G/KG/MIN DOSE)
--------------------------------------------------------------------------------
Patient Weight(kg)          Volume of Bolus(mL)           Rate of Infusion(mL/h)
--------------------------------------------------------------------------------
      60                          20.0                            6
--------------------------------------------------------------------------------
      70                          23.3                            7
--------------------------------------------------------------------------------
      80                          26.7                            8
--------------------------------------------------------------------------------
      90                          30.0                            9
--------------------------------------------------------------------------------
     100                          33.3                           10
--------------------------------------------------------------------------------
     110                          36.7                           11
--------------------------------------------------------------------------------

Dose Adjustments: The dose-limiting side effect of Natrecor is hypotension. Do not initiate Natrecor at a dose that is higher than the recommended dose of a 2 (micro)g/kg bolus followed by an infusion of 0.01 (micro)g/kg/min. In the VMAC trial there was limited experience with increasing the dose of Natrecor above the recommended dose (23 patients, all of whom had central hemodynamic monitoring). In those patients, the infusion dose of Natrecor was increased by
0.005 (micro)g/kg/min (preceded by a bolus of 1 (micro)g/kg), no more frequently than every 3 hours up to a maximum dose of 0.03 (micro)g/kg/min. Natrecor should not be titrated at frequent intervals as is done with other IV agents that have a shorter half-life (see Clinical Trials).

Chemical/Physical Interactions

Natrecor is physically and/or chemically incompatible with injectable formulations of heparin, insulin, ethacrynate sodium, bumetamide, enalaprilat, hydralazine, and furosemide. These drugs should not be co-administered as infusions with Natrecor through the same IV catheter. The preservative sodium metabisulfite is incompatible with Natrecor. Injectable drugs that contain sodium metabisulfite should not be administered in the same infusion line as Natrecor. The catheter must be flushed between administration of Natrecor and incompatible drugs. Natrecor binds to heparin and therefore could bind to the heparin lining of a heparin-coated catheter, decreasing the amount of Natrecor delivered to the patient for some period of time. Therefore, Natrecor must not be administered through a central heparin-coated catheter. Concomitant administration of a heparin infusion through a separate catheter is acceptable.

Storage

Store Natrecor at controlled room temperature (20 - 25(degree)C; 68 - 77(degree)F); excursions permitted to 15 - 30(degree)C (59 - 86(degree)F; see USP Controlled Room Temperature), or refrigerated (2 - 8(degree)C; 36 - 46(degree)F). Keep in carton until time of use.

HOW SUPPLIED

Natrecor is provided as a sterile lyophilized powder in 1.5 mg, single-use vials. Each carton contains one vial and is available in the following package:

1 vial/carton (NDC 65847-205-25)

US patent No. 5,114,923 and 5,674,710.
Distributed by Scios Inc.
820 West Maude Ave
Sunnyvale, CA 94085
Copyright. 2001 Scios Inc.
NA1030.01

                 Revised September 2001

                                  SCHEDULE 1.33

                                  SCIOS PATENTS

                                  SCHEDULE 1.33

                                  SCIOS PATENTS

                  [*****]




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          SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

                                  Schedule 1.36

                                    Territory

                                  SCHEDULE 1.36

                                    Territory

                 WESTERN, CENTRAL AND EASTERN EUROPEAN COUNTRIES
                 -----------------------------------------------

 ------------------ ----------------- ---------------- ------------------------
      European         European                           Central and Eastern
      Community     Economic Area        Others                 European
 ------------------ ----------------- ---------------- ------------------------
  Austria            Iceland           Andorra          Albania
 ------------------ ----------------- ---------------- ------------------------
  Belgium            Liechtenstein     Cyprus           Armenia
 ------------------ ----------------- ---------------- ------------------------
  Denmark            Norway            Israel           Azerbaijan
 ------------------ ----------------- ---------------- ------------------------
  Finland                              Malta            Belarus
 ------------------ ----------------- ---------------- ------------------------
  France                               Vatican City     Bosnia & Hertzegovina
 ------------------ ----------------- ---------------- ------------------------
  Germany                              Switzerland      Bulgaria
 ------------------ ----------------- ---------------- ------------------------
  Greece                               San Marino       Croatia
 ------------------ ----------------- ---------------- ------------------------
  Ireland                              Monaco           Czech Republic
 ------------------ ----------------- ---------------- ------------------------
  Italy                                                 Estonia
 ------------------ ----------------- ---------------- ------------------------
  Luxembourg                                            Georgia
 ------------------ ----------------- ---------------- ------------------------
  Netherlands                                           Hungary
 ------------------ ----------------- ---------------- ------------------------
  Portugal                                              Kazakstan
 ------------------ ----------------- ---------------- ------------------------
  Spain                                                 Kyrgyzstan
 ------------------ ----------------- ---------------- ------------------------
  Sweden                                                Latvia
 ------------------ ----------------- ---------------- ------------------------
  United Kingdom                                        Lithuania
 ------------------ ----------------- ---------------- ------------------------
                                                        Macedonia
 ------------------ ----------------- ---------------- ------------------------
                                                        Moldova
 ------------------ ----------------- ---------------- ------------------------
                                                        Poland
 ------------------ ----------------- ---------------- ------------------------
                                                        Romania
 ------------------ ----------------- ---------------- ------------------------
                                                        Russia
 ------------------ ----------------- ---------------- ------------------------
                                                        Slovakia
 ------------------ ----------------- ---------------- ------------------------
                                                        Tajikistan
 ------------------ ----------------- ---------------- ------------------------
                                                        Turkmenistan
 ------------------ ----------------- ---------------- ------------------------
                                                        Ukraine
 ------------------ ----------------- ---------------- ------------------------
                                                        Uzbekistan
 ------------------ ----------------- ---------------- ------------------------
                                                        Yugoslavia
 ------------------ ----------------- ---------------- ------------------------

                                  Schedule 7.4

                         Safety Data Exchange Agreement

                              SAFETY DATA EXCHANGE

[*****]




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